                               PRICING SUPPLEMENT

                                                    Registration No. 333-108272
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 19                                  Trade Date: 02/02/04
(To Prospectus dated September 8, 2003 and                 Issue Date: 02/05/04
Prospectus Supplement dated
September 12, 2003)

The date of this Pricing Supplement is February 3, 2004


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
    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UHC1              $2,824,000.00              5.00%                 02/15/19                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option       Subject to Redemption      (including the redemption price)
----------------        -----------------       ---------------------      --------------------------------
 semi-annually                 Yes                      Yes                         100% 02/15/05
   (08/15/04)                                                                  semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $2,783,052.00             $40,948.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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